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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                      GLOBAL DIVERSIFIED ACQUISITION CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             NEVADA                                      76-0270295
  ----------------------------               ---------------------------------
  (State of other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

            2025 E. First Avenue, Suite 5, Scottsdale, Arizona 85251
            --------------------------------------------------------
            (Address, including zip code, of registrant's principal
                               executive offices)


                      2001 EMPLOYEE STOCK COMPENSATION PLAN
                      -------------------------------------
                            (Full Title of the Plan)

                                 Andrew J. Kacic
                             Chief Executive Officer
                      Global Diversified Acquisition Corp.
                          2025 E. First Avenue, Suite 5
                            Scottsdale, Arizona 85251
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (480) 945-2232
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================

                                                    Proposed Maximum      Proposed Maximum
Title of Securities                                Offering Price Per    Aggregate Offering       Amount of
  to be Registered        Amount to be Registered        Share                Price(1)        Registration Fee
  ----------------        -----------------------  ------------------    ------------------   ----------------
Common Stock, $.001 par   5,010,000 Shares (2)(3)        $0.40               $1,999,000           $161.72
value per share

==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the bid and ask prices for the Common Stock on September 3, 2003 as reported on the over the counter market OTCBB.
(2) This Registration Statement is filed pursuant to Rule 413 and constitutes an amendment to the Form S-8 filed on March 16, 2001 (File No. 333-57184). The 2001 Employee Stock Compensation Plan, as amended authorizes a total of 5,010,000 shares, 12,500 of which have already been registered on a Form S-8 filed on March 16, 2001 (File No. 333-57184). Such Form S-8 registered 5,000,000 shares; however, subsequent to that filing the Registrant completed a 1 for 400 reverse stock split.

(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

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

This registration statement on Form S-8 is being filed for the purpose of registering an additional 4,997,500 shares of the Registrant's Common Stock reserved for issuance under the 2001 Employee Stock Compensation Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, the contents of this Registration Statement also incorporates by reference the registration statement on Form S-8 (File No. 333-57184) which was filed on March 16, 2001 by Ikon Ventures, Inc. (n/k/a Global Diversified Acquisition Corp. which was f/k/a Sutton Trading Solutions, Inc.) which registered an aggregate of 12,500 shares (after adjustment for the reverse stock split referenced in footnote 2 above) issuable under the Plan. Following the registration of the additional 4,997,500 shares under this registration statement, a total of 5,010,000 shares of the Registrant's Common Stock will be registered under the Plan.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 16, 2003.


                                GLOBAL DIVERSIFIED ACQUISITION CORP.



                                By: /s/ ANDREW J. KACIC
                                    --------------------------------------------
                                    Andrew J. Kacic
                                    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew
J. Kacic his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 16, 2003.



/s/ ANDREW J. KACIC           Chairman, Chief Executive       September 16, 2003
----------------------------  Officer and Director
Andrew J. Kacic


/s/ JOHN W. SHAFFER           Director, Chief Financial and   September 16, 2003
----------------------------  and Accounting Officer, and
John W. Shaffer               Secretary


/s/ RAYMOND A. BILLS          Director                        September 16, 2003
----------------------------

                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------

      5.1             Opinion of Counsel.
     10.5 2001 Employee Stock Compensation Plan (incorporated by reference to Registrant's Definitive Proxy Statement Filed with the Securities and Exchange Commission on February 1,
                      2001)
     23.1             Consent of Spicer, Jeffries & Co.
     23.2             Consent of Counsel (included in Exhibit 5.1).
     24.1             Power of Attorney (contained on signature page).